Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS
Luxembourg, July 29, 2021 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2021.
“While the last year and half presented a challenging operating environment for Altisource, I am very excited about the future for our Origination and Default businesses. We believe we are positioning Altisource as a more diversified company and anticipate a return to growth in 2022. Our Origination business continued its year-over-year growth with second quarter revenue of $14.5 million, representing 16% growth compared to the second quarter of 2020, outpacing the estimated 13% growth in the overall origination market during the same period. The default market and our Default business have been severely impacted by the pandemic. However, we recently gained additional clarity on the timing of the recovery of the default market. The Federal government extended its foreclosure and eviction moratoriums by one month through July 2021 and indicated this will be the last extension. The CFPB also finalized its rules on temporary loss mitigation measures which essentially prohibit foreclosure initiations until January 1, 2022, other than a few exceptions including for those loans that were 120 days or more delinquent prior to the pandemic. Based on this clarity, we believe the Default business will grow in 2022 and stabilize during 2023. We estimate that our Default business revenue could grow on a stabilized basis to between $230 and $352 million,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “With our Origination business’s unique distribution engine, mission critical solutions and strong growth prospects, we believe this business will be a significant catalyst to create value for shareholders. Notably, there are several companies that we believe have similar business models to Lenders One which recently executed capital market transactions at attractive valuations. Given these attractive market comparables and the progress we are making with the Origination business, we are evaluating ways to enhance shareholder value. These options may include a potential divestiture, joint venture, third party investment in or other strategic transaction, as well as retaining and investing in the business.”
There can be no assurance that any exploration of ways to enhance shareholder value relating to the Origination business will result in any transaction or other actions by us. The Company does not intend to provide updates unless and until Altisource determines that further disclosure is appropriate or required.
Second Quarter 2021 Highlights(1)
Corporate and Financial:
•Ended the second quarter 2021 with $35.3 million of cash and cash equivalents
•Ended the second quarter 2021 with $211.9 million of net debt(2)
•Entered into a revolving credit facility that provides Altisource with the ability to borrow a maximum amount of $20 million through June 22, 2022, $15 million through June 22, 2023, and $10 million until the June 22, 2024 maturity

Business Highlights:
•Service revenue from our Origination business grew by 16% in the second quarter of 2021 to $14.5 million compared to the second quarter of 2020; the Origination business has a diversified customer base with no single customer representing more than 12% of service revenue in the first half of 2021
•On May 5, 2021 Altisource entered into an agreement with Ocwen which extended the terms of certain services agreements from August 2025 through August 2030 and expanded the scope of solutions to include, among others, the opportunity for the Company to provide first and second chance foreclosure auctions on Federal Housing Administration (“FHA”) loans, field services on Ocwen’s FHA, Veterans Affairs and United States Department of Agriculture loans (collectively, “Government Loans”), and title services on FHA and Veterans Affairs loans, subject to a process to confirm Altisource’s ability to meet reasonable performance requirements.
•During the second quarter of 2021, Ocwen transitioned over 1,900 of its FHA first chance foreclosure auction inventory to us and increased our percentage of field services referrals on its Government Loans.
•To address lower revenue in the Default business, the Company aggressively reduced cash costs and simplified the organization; second quarter 2021 cash operating costs (excluding outside fees and services) were $6.8 million lower than first quarter 2021 cash operating costs; we expect full year 2021 cash operating costs should be more than $20 million lower than first quarter 2021 cash operating costs
Second Quarter 2021 Financial Results
•Service revenue of $44.0 million
•Loss before income taxes and non-controlling interests of $(18.1) million
•Adjusted pre-tax loss attributable to Altisource(2) of $(11.3) million
•Adjusted EBITDA(2) of $(6.7) million
•Net loss attributable to Altisource of $(18.5) million, or $(1.17) per diluted share
•Adjusted net loss attributable to Altisource(2) of $(10.9) million, or $(0.69) per diluted share
Second Quarter and Year-to-Date June 30, 2021 Results Compared to the Second Quarter and Year-to-Date June 30, 2020:

(in thousands, except per share data)	Second Quarter 2021	Second Quarter 2020	% Change	Year-to-Date June 30, 2021	Year-to-Date June 30, 2020	% Change
Service revenue	$43,966	$91,008	(52)	$92,046	$204,184	(55)
Loss from operations	(14,552)	(17,756)	(18)	(33,131)	(21,911)	51
Adjusted operating (loss) income(2)	(7,622)	(4,769)	60	(17,843)	3,732	N/M
Loss before income taxes and non-controlling interests	(18,070)	(33,747)	(46)	(39,142)	(42,871)	(9)
Pretax loss attributable to Altisource(2)	(17,891)	(33,944)	(47)	(39,050)	(43,173)	(10)
Adjusted pretax loss attributable to Altisource(2)	(11,279)	(10,033)	12	(24,365)	(5,598)	335
Adjusted EBITDA(2)	(6,731)	(2,068)	(225)	(15,248)	11,095	(237)
Net loss attributable to Altisource	(18,475)	(35,061)	(47)	(40,477)	(46,711)	(13)
Adjusted net loss attributable to Altisource(2)	(10,910)	(11,779)	(7)	(25,253)	(9,127)	177
Diluted loss per share	(1.17)	(2.25)	(48)	(2.57)	(3.00)	(14)
Adjusted diluted loss per share(2)	(0.69)	(0.76)	(9)	(1.60)	(0.59)	173
Cash flows used in operating activities	(5,965)	(9,568)	(38)	(22,775)	(11,216)	103
Adjusted cash flows used in operating activities less additions to premises and equipment(2)	(6,191)	(10,523)	(41)	(23,468)	(12,682)	85
N/M - not meaningful.
•Second quarter 2021 and 2020 loss from operations include losses of $2.6 million and $2.4 million, respectively, ($5.0 million and $5.1 million for year-to-date June 30, 2021 and 2020, respectively) from our earlier stage business. Second quarter and year-to-date June 30, 2021 loss from operations also includes $0.8 million and $2.7 million, respectively, of cost savings initiatives and other (no comparable amounts in 2020). Second quarter and year-to-date

June 30, 2020 loss from operations also includes $5.8 million and $8.7 million, respectively, of restructuring charges related to Project Catalyst (no comparable amounts in 2021).
•Second quarter and year-to-date June 30, 2020 pretax loss attributable to Altisource(2) include unrealized mark-to-market losses on our equity investment in RESI of $11.2 million and $12.6 million, respectively (no comparable amounts in 2021).
•Second quarter 2021 and 2020 net loss attributable to Altisource includes $1.0 million and $0.5 million, respectively ($1.0 million and $2.4 million for year-to-date June 30, 2021 and 2020, respectively) of certain income tax items related to adjustments to foreign income tax reserves, the impact of a decrease in the India and Luxembourg income tax rates on deferred tax assets and an India restructuring from net loss attributable to Altisource.
________________________
(1)Applies to 2021 unless otherwise indicated.
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Service revenue	$43,966	$91,008	$92,046	$204,184
Reimbursable expenses	1,936	3,840	3,949	11,685
Non-controlling interests	139	494	511	917
Total revenue	46,041	95,342	96,506	216,786
Cost of revenue	42,101	78,788	90,246	165,524
Reimbursable expenses	1,936	3,840	3,949	11,685
Gross profit	2,004	12,714	2,311	39,577
Operating expenses:
Selling, general and administrative expenses	16,556	24,701	35,442	52,794
Restructuring charges	—	5,769	—	8,694

Loss from operations	(14,552)	(17,756)	(33,131)	(21,911)
Other income (expense), net
Interest expense	(3,475)	(4,446)	(6,917)	(9,162)
Unrealized loss on investment in equity securities	—	(11,224)	—	(12,571)
Other income (expense), net	(43)	(321)	906	773
Total other income (expense), net	(3,518)	(15,991)	(6,011)	(20,960)

Loss before income taxes and non-controlling interests	(18,070)	(33,747)	(39,142)	(42,871)
Income tax provision	(584)	(1,117)	(1,427)	(3,538)

Net loss	(18,654)	(34,864)	(40,569)	(46,409)
Net loss (income) attributable to non-controlling interests	179	(197)	92	(302)

Net loss attributable to Altisource	$(18,475)	$(35,061)	$(40,477)	$(46,711)

Loss per share:
Basic	$(1.17)	$(2.25)	$(2.57)	$(3.00)
Diluted	$(1.17)	$(2.25)	$(2.57)	$(3.00)

Weighted average shares outstanding:
Basic	15,830	15,601	15,774	15,549
Diluted	15,830	15,601	15,774	15,549

Comprehensive loss:

Comprehensive loss, net of tax	$(18,654)	$(34,864)	$(40,569)	$(46,409)
Comprehensive loss (income) attributable to non-controlling interests	179	(197)	92	(302)

Comprehensive loss attributable to Altisource	$(18,475)	$(35,061)	$(40,477)	$(46,711)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$35,329	$58,263
Accounts receivable, net	17,756	22,413
Prepaid expenses and other current assets	19,074	19,479
Total current assets	72,159	100,155

Premises and equipment, net	10,196	11,894
Right-of-use assets under operating leases	12,287	18,213
Goodwill	73,849	73,849
Intangible assets, net	40,816	46,326
Deferred tax assets, net	5,284	5,398
Other assets	7,525	9,850

Total assets	$222,116	$265,685

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,693	$56,779
Deferred revenue	5,727	5,461
Other current liabilities	6,828	9,305
Total current liabilities	72,248	71,545

Long-term debt	243,386	242,656
Deferred tax liabilities, net	9,290	8,801
Convertible debt payable to related parties	1,200	—
Other non-current liabilities	19,716	25,239

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,897 outstanding as of June 30, 2021; 15,664 outstanding as of December 31, 2020)	25,413	25,413
Additional paid-in capital	143,552	141,473
Retained earnings	135,270	190,383
Treasury stock, at cost (9,516 shares as of June 30, 2021 and 9,749 shares as of December 31, 2020)	(427,325)	(441,034)
Altisource deficit	(123,090)	(83,765)

Non-controlling interests	(634)	1,209
Total deficit	(123,724)	(82,556)

Total liabilities and deficit	$222,116	$265,685

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(40,569)	$(46,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,335	7,701
Amortization of right-of-use assets under operating leases	4,513	5,474
Amortization of intangible assets	5,510	7,049
Unrealized loss on investment in equity securities	—	12,571
Share-based compensation expense	2,079	4,824
Bad debt expense	615	1,066
Amortization of debt discount	334	333
Amortization of debt issuance costs	396	366
Deferred income taxes	65	261
Loss on disposal of fixed assets	8	99
Changes in operating assets and liabilities:
Accounts receivable	4,042	7,212
Prepaid expenses and other current assets	405	1,057
Other assets	851	868
Accounts payable and accrued expenses	2,962	(6,734)
Current and non-current operating lease liabilities	(4,855)	(6,024)
Other current and non-current liabilities	(1,466)	(930)
Net cash used in operating activities	(22,775)	(11,216)

Cash flows from investing activities:
Additions to premises and equipment	(693)	(1,466)
Proceeds from the sale of business	3,000	—
Net cash provided by (used in) investing activities	2,307	(1,466)

Cash flows from financing activities:
Proceeds from convertible debt payable to related parties	1,200	—
Distributions to non-controlling interests	(1,751)	(491)
Payments of tax withholding on issuance of restricted share units and restricted shares	(927)	(1,417)
Net cash used in financing activities	(1,478)	(1,908)

Net decrease in cash, cash equivalents and restricted cash	(21,946)	(14,590)
Cash, cash equivalents and restricted cash at the beginning of the period	62,096	86,583

Cash, cash equivalents and restricted cash at the end of the period	$40,150	$71,993

Supplemental cash flow information:
Interest paid	$6,214	$8,463
Income taxes paid (received), net	1,515	(944)
Acquisition of right-of-use assets with operating lease liabilities	2,327	958
Reduction of right-of-use assets from operating lease modifications or reassessments	(3,740)	(1,715)

Non-cash investing and financing activities:
Net (decrease) increase in payables for purchases of premises and equipment	$(48)	$469

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating (loss) income, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net loss attributable to Altisource, adjusted diluted loss per share, cash flows used in operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating (loss) income is calculated by removing intangible asset amortization expense, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other and restructuring charges from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other, restructuring charges and unrealized loss on investment in equity securities from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, Pointillist losses, cost of cost savings initiatives and other, restructuring charges and unrealized loss on investment in equity securities from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), cost of cost savings initiatives and other (net of tax), restructuring charges (net of tax), unrealized loss on investment in equity securities (net of tax), and certain income tax items related to the decrease in the India income tax rate from adjustments to deferred tax assets and adjustments to foreign income tax reserves from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), cost of cost savings initiatives and other (net of tax), restructuring charges (net of tax), unrealized loss on investment in equity securities (net of tax), and certain income tax related items by the weighted average number of diluted shares. Cash flows used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from cash flows used in operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Loss from operations	$(14,552)	$(17,756)	$(33,131)	$(21,911)

Intangible asset amortization expense	2,911	2,840	5,510	7,049
Share-based compensation expense	641	1,930	2,079	4,824
Pointillist losses	2,608	2,448	4,961	5,076
Cost of cost savings initiatives and other	770	—	2,738	—
Restructuring charges	—	5,769	—	8,694

Adjusted operating (loss) income	$(7,622)	$(4,769)	$(17,843)	$3,732

Loss before income taxes and non-controlling interests	$(18,070)	$(33,747)	$(39,142)	$(42,871)

Non-controlling interests	179	(197)	92	(302)
Pretax loss attributable to Altisource	(17,891)	(33,944)	(39,050)	(43,173)
Intangible asset amortization expense	2,911	2,840	5,510	7,049
Share-based compensation expense	641	1,930	2,079	4,824
Pointillist losses	2,290	2,148	4,358	4,437
Cost of cost savings initiatives and other	770	—	2,738	—
Restructuring charges	—	5,769	—	8,694
Unrealized loss on investment in equity securities	—	11,224	—	12,571

Adjusted pretax loss attributable to Altisource	$(11,279)	$(10,033)	$(24,365)	$(5,598)

Net loss attributable to Altisource	$(18,475)	$(35,061)	$(40,477)	$(46,711)

Income tax provision	584	1,117	1,427	3,538
Interest expense (net of interest income)	3,482	4,440	6,945	9,082
Depreciation and amortization	4,062	6,424	7,845	14,750
Share-based compensation expense	641	1,930	2,079	4,824
Pointillist losses	2,205	2,089	4,195	4,347
Cost of cost savings initiatives and other	770	—	2,738	—
Restructuring charges	—	5,769	—	8,694
Unrealized loss on investment in equity securities	—	11,224	—	12,571

Adjusted EBITDA	$(6,731)	$(2,068)	$(15,248)	$11,095

Net loss attributable to Altisource	$(18,475)	$(35,061)	$(40,477)	$(46,711)

Intangible asset amortization expense, net of tax	2,907	2,814	5,502	6,997
Share-based compensation expense, net of tax	677	1,727	1,959	4,370
Pointillist losses, net of tax	2,290	1,648	4,358	3,405
Cost of cost savings initiatives and other, net of tax	665	—	2,368	—
Restructuring charges, net of tax	—	5,352	—	7,849
Unrealized loss on investment in equity securities, net of tax	—	11,224	—	12,571
Certain income tax related items	1,026	517	1,037	2,392

Adjusted net loss attributable to Altisource	$(10,910)	$(11,779)	$(25,253)	$(9,127)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Diluted loss per share	$(1.17)	$(2.25)	$(2.57)	$(3.00)

Intangible asset amortization expense, net of tax, per diluted share	0.18	0.18	0.35	0.45
Share-based compensation expense, net of tax, per diluted share	0.04	0.11	0.12	0.28
Pointillist losses, net of tax, per diluted share	0.14	0.11	0.28	0.22
Cost of cost savings initiatives and other, net of tax, per diluted share	0.04	—	0.15	—
Restructuring charges, net of tax, per diluted share	—	0.34	—	0.50
Unrealized loss on investment in equity securities, net of tax, per diluted share	—	0.72	—	0.81
Certain income tax related items per diluted share	0.06	0.03	0.07	0.15

Adjusted diluted loss per share	$(0.69)	$(0.76)	$(1.60)	$(0.59)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$2,911	$2,840	$5,510	$7,049
Tax benefit from intangible asset amortization	(4)	(26)	(8)	(52)
Intangible asset amortization expense, net of tax	2,907	2,814	5,502	6,997
Diluted share count	15,830	15,601	15,774	15,549

Intangible asset amortization expense, net of tax, per diluted share	$0.18	$0.18	$0.35	$0.45

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$641	$1,930	$2,079	$4,824
Tax provision (benefit) from share-based compensation expense	36	(203)	(120)	(454)
Share-based compensation expense, net of tax	677	1,727	1,959	4,370
Diluted share count	15,830	15,601	15,774	15,549

Share-based compensation expense, net of tax, per diluted share	$0.04	$0.11	$0.12	$0.28

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$2,290	$2,148	$4,358	$4,437
Tax benefit from Pointillist losses	—	(500)	—	(1,032)
Pointillist losses, net of tax	2,290	1,648	4,358	3,405
Diluted share count	15,830	15,601	15,774	15,549

Pointillist losses, net of tax, per diluted share	$0.14	$0.11	$0.28	$0.22

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$770	$—	$2,738	$—
Tax benefit from cost of cost savings initiatives and other	(105)	—	(370)	—
Cost of cost savings initiatives and other, net of tax	665	—	2,368	—
Diluted share count	15,830	15,601	15,774	15,549

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.04	$—	$0.15	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$—	$5,769	$—	$8,694
Tax benefit from restructuring charges	—	(417)	—	(845)
Restructuring charges, net of tax	—	5,352	—	7,849
Diluted share count	15,830	15,601	15,774	15,549

Restructuring charges, net of tax, per diluted share	$—	$0.34	$—	$0.50

Calculation of the impact of the unrealized loss on investment in equity securities, net of tax
Unrealized loss on investment in equity securities	$—	$11,224	$—	$12,571
Tax provision from the unrealized loss on investment in equity securities	—	—	—	—
Unrealized loss on investment in equity securities, net of tax	—	11,224	—	12,571
Diluted share count	15,830	15,601	15,774	15,549

Unrealized loss on investment in equity securities, net of tax, per diluted share	$—	$0.72	$—	$0.81

Certain income tax related items resulting from:
India income tax rate changes	$—	$—	$—	$1,384
Foreign income tax reserves/other	1,026	517	1,037	1,008
Certain income tax related items	1,026	517	1,037	2,392
Diluted share count	15,830	15,601	15,774	15,549

Certain income tax related items per diluted share	$0.06	$0.03	$0.07	$0.15

Cash flows used in operating activities	$(5,965)	$(9,568)	$(22,775)	$(11,216)
Less: additions to premises and equipment	(226)	(955)	(693)	(1,466)

Cash flows used in operating activities less additions to premises and equipment	$(6,191)	$(10,523)	$(23,468)	$(12,682)

	June 30, 2021	June 30, 2020

Senior secured term loan	$247,204	$293,826
Less: Cash and cash equivalents	(35,329)	(68,177)
Less: Investment in equity securities	—	(30,047)

Net debt less investment in equity securities(1)	$211,875	$195,602

Note: Amounts may not add to the total due to rounding.
(1) Excludes $1.2 million of Pointillist debt that is convertible into Pointillist equity